BWAY Holding Company Announces the Completion of Plastic Packaging Acquisition, Plant Rationalizations, and Provides Fiscal 2010 Guidance

ATLANTA, Oct. 26 /PRNewswire-FirstCall/ -- BWAY Corporation, the principal operating subsidiary of BWAY Holding Company (NYSE: BWY), a leading North American supplier of general line rigid containers, today reported that it has completed the previously announced acquisition of the assets, and certain liabilities, of Ball Corporation's (NYSE: BLL) plastic packaging plant and business located outside of Atlanta in Newnan, GA. The facility (BWAY's "Atlanta plant") produces injection molded plastic pails and certain other products. The Company paid approximately $32.0 million for the acquisition, and funded the transaction using cash on hand.

Ken Roessler, BWAY's President and Chief Executive Office stated that, "This business is an excellent fit with the Company's core market add-on acquisition strategy. In addition to sales and market share growth, this acquisition provides further product portfolio expansion through the addition of well established screw top pail designs which supports the Company's goal of positioning BWAY as the premier supplier for rigid general line packaging. We expect to realize significant synergies, including potential future plant rationalizations."

The Company announced that it has completed its evaluation of plant rationalizations associated with the August 2009 acquisition of Central Can Company located in Chicago, IL. The Company will close two metal packaging plants located in Chicago, IL and Brampton, ON and move business and certain equipment into the recently acquired Central Can Company facility (BWAY's "Chicago plant"). The Chicago plant consolidation, which will create the second largest plant in the Company's manufacturing network, is expected to be completed during the Company's second fiscal quarter (ending March 31, 2010). Annual synergies from the rationalization, estimated at $6.0 million, are expected to be phased-in during fiscal 2010 beginning in the second fiscal quarter. The Company expects to record restructuring charges associated with this initiative of approximately $3.1 million and accelerated depreciation of $0.8 million during fiscal 2010, and make capital expenditures of approximately $2.5 million to facilitate the consolidation and make productivity improvements.

Commenting on the plant closures, Mr. Roessler stated that, "An important element of our add-on acquisition strategy is the opportunity for significant synergies. The Central Can acquisition clearly met this criterion with expected savings in the areas of purchasing, freight, SG&A, and manufacturing overhead. These plant rationalizations support our ongoing effort to increase the scale of our manufacturing facilities and reduce our fixed cost base."

Also, the Company provided first quarter and full year fiscal 2010 earnings and free cash flow guidance, which includes expectations for the recent acquisitions of Ball Corporation's plastic packaging plant and Central Can Company with announced rationalizations. Specifically, the Company stated the following expectations:

  The Company's financial expectations assume that end market demand for fiscal 2010 will have minimal recovery or growth from fiscal 2009. In addition to sales gains attributable to the recent acquisitions for fiscal 2010, the Company expects increased sales from share gains attributable to recently developed plastic products, and continued cross-selling initiatives between its metal and plastic packaging segments.
  First quarter fiscal 2010 (ending December 31, 2009) adjusted net income of $0.05 - $0.13 per diluted shared. Expected adjustments to GAAP net income/(loss) per diluted share are restructuring charges and accelerated depreciation associated with plant rationalizations, and transaction costs associated with the plastic packaging acquisition from Ball Corporation totaling $0.11 per diluted share. This compares to an adjusted net loss per diluted share of $(0.11) for the first quarter of fiscal 2009, including a $0.02 adjustment to GAAP net loss per diluted share for restructuring charges. The Company expects adjusted EBITDA of $22.0 - $25.0 million, excluding $3.6 of restructuring charges and transaction costs, compared to $15.6 million for the first quarter last year which excluded $0.7 million of restructuring charges. The Company's first fiscal quarter has historically experienced the slowest seasonal demand.
  Full year fiscal 2010 adjusted net income per diluted share of $1.42 - $1.60. Expected adjustments to GAAP net income per diluted share are restructuring charges and accelerated depreciation associated with plant rationalizations, and transaction costs associated with the plastic packaging acquisition from Ball Corporation totaling $0.13 per diluted share. Adjusted EBITDA is expected to be in the range of $138.0 - $142.0 million, excluding $4.3 of restructuring charges and transaction costs. The Company stated in a press release on October 12, 2009 that it expects fiscal 2009 adjusted net income per diluted share to be at the high end of the previously released guidance range of $1.20 - $1.26, and adjusted EBITDA also at the high end of the previously announced $122.0 - $124.0 million range.
  Full year fiscal 2010 free cash flow (net cash provided by operating activities less capital expenditures) is expected to be in the range of $55.0 - $60.0 million. On October 12, 2009 the Company disclosed that it expects fiscal 2009 free cash flow to exceed $50.0 million. Full year fiscal 2010 capital expenditures, including estimated expenditures associated with the Chicago plant consolidation discussed above, are expected to be $23.0 - $25.0 million.

About BWAY Holding Company

BWAY Holding Company is a leading North American supplier of general line rigid containers. The Company operates 20 plants (excluding announced plant closures) throughout the United States and Canada serving industry leading customers on a national basis.

Cautionary Note Regarding Forward-Looking Statements

This document contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. You should not place reliance on these statements. Forward-looking statements include information concerning the Company's liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "seek," "will," "may" or similar expressions. These statements are based on certain assumptions that management has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors management believes are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect the Company's actual financial results and could cause actual results to differ materially from those expressed in the forward-looking statements. Some important factors include competitive risk from other container manufacturers or self-manufacture by customers, termination of customer contracts, loss or reduction of business from key customers, dependence on key personnel, changes in steel, resin, other raw material and energy costs or availability, product liability or product recall costs, lead pigment and lead paint litigation, increased consolidation in end markets, consolidation of key suppliers, contractions in end markets, increased use of alternative packaging, labor unrest, environmental, health and safety costs, management's inability to evaluate and selectively pursue acquisitions, fluctuation of quarterly operating results, an increase in interest rates, restrictions in debt agreements, fluctuations of the Canadian dollar, and the other factors discussed in the Company's filings with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non-GAAP financial measures such as, but not limited to "EBITDA," "adjusted EBITDA," "EBIT," "adjusted EBIT," "adjusted net income (loss)," "adjusted net income (loss) per diluted share", and "gross margin (excluding depreciation and amortization)" provide investors with an alternative method for assessing the Company's operating results in a manner that enables them to more thoroughly evaluate the Company's performance. These non-GAAP financial measures provide a baseline for assessing the Company's future earnings expectations. BWAY's management uses these non-GAAP financial measures for the same purpose. The non-GAAP financial measures included in this news release are provided to give investors access to the types of measures that the Company uses in analyzing its results.

BWAY's calculation of non-GAAP financial measures is not necessarily comparable to similarly titled measures reported by other companies, or to financial measures as defined in the Company's debt agreements. These non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. Schedules that reconcile these non-GAAP financial measures to GAAP financial measures are included with this news release.

SOURCE BWAY Holding Company Jeffrey M. O'Connell, +1-770-645-4800